UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2013

American Realty Capital Global Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-177563	45-2771978
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 20, 2013, Realty Capital Securities, LLC, the dealer manager for American Realty Capital Global Trust, Inc.’s (the “Company”) initial public offering of common stock, sent an email to broker dealers and financial advisors relating to and providing the Company’s 2012 annual report and proxy materials via hyperlink. The text of the email is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Email dated May 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

Date: May 20, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors

Message for broker dealers and financial advisors with clients who hold investments in American Realty Capital Global Trust, Inc. – Your Assistance is Needed

Dear Financial Advisor,

In connection with American Realty Capital Global Trust, Inc.'s (“ARC Global”) Annual Meeting of Stockholders, a definitive proxy statement and proxy card were recently sent to your clients who were recordholders at the close of business on April 15, 2013. ARC Global’s Annual Meeting of Stockholders is scheduled for Tuesday, June 4, 2013 at 11:00 AM Eastern. Stockholders are being asked to vote their shares for matters referenced in the proxy, including the election of directors. Stockholders may vote by returning the completed proxy card in the prepaid envelope provided or by using the telephone or internet voting options described in the proxy.

ARC Global must receive votes representing at least 50% of outstanding shares on or prior to June 4, 2013 in order to reach a quorum at the Annual Meeting. If necessary, ARC Global or its proxy solicitor, Broadridge Financial Solutions, Inc., may contact stockholders directly prior to the Annual Meeting in order to secure the requisite number of votes. Please encourage your clients to vote should they contact you regarding the proxy.

Additionally, along with the proxy statement and proxy card,  a copy of ARC Global’s 2012 Annual Report was also sent.  Links to both the proxy statement and 2012 Annual Report can be found below.

Link to Proxy Statement
Link to 10-K

We appreciate your continued support and any assistance you may provide in connection with your clients voting their proxy at their earliest convenience.

Please feel free to call us at 877-373-2522 with any questions that you have on these materials.

Sincerely,

Michael Weil
President & COO
American Realty Capital
Chief Executive Officer
Realty Capital Securities Louisa Quarto
President
Realty Capital Securities

On April 20, 2012, the Securities and Exchange Commission declared effective our registration statement on Form S-11 (registration number 333-177563, the "Registration Statement") for our offering of a minimum of 200,000 and a maximum of 150,000,000 shares of our common stock which is offered by the dealer manager on a "reasonable best efforts" basis.  THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES FOR THE COMPANY'S EXISTING STOCKHOLDERS ONLY. This communication shall not be used as, nor constitute, marketing or sales materials in connection with a sale of the Company's securities offered pursuant to the Registration Statement. This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities offered by the Company pursuant to the Registration Statement. The offering of the Company's securities will be made only by means of a prospectus which is a part of the Registration Statement.

Not For Further Distribution
Please do not forward this electronic communication.

Copyright (C) 2013 Realty Capital Securities, LLC All rights reserved.

Realty Capital Securities, LLC (Member FINRA/SIPC), is the dealer manager for American Realty Capital Global Trust, Inc. This is neither an offer to sell or a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus.

To obtain a prospectus for any of these offerings, please contact Realty Capital Securities, LLC (Member FINRA/SIPC), Three Copley Place, Suite 3300, Boston, MA 02116, 877-373-2522.